Exhibit 99.2

Datavault AI Files Lawsuit Against Wolfpack Research and its Founder Dan David

The Lawsuit Seeks Redress for the Malicious and Transparently Self-serving Short Report that Defamed Datavault AI and its CEO and Caused Significant Harm to Datavault AI and its Shareholders

PHILADELPHIA, Nov. 10, 2025 - Datavault AI (Nasdaq: DVLT) (“Datavault”), a leader in data tokenization and management, today announced that it has filed a complaint against Wolfpack Research and its founder Dan David for the malicious and defamatory short report the defendants released on October 31st 2025. Paul Hastings LLP is representing Datavault in this action.

The report contained false and misleading accusations and defamatory statements about Datavault and its personnel. The defendants’ clear disregard for Datavault’s public filings, ignorance of verifiable facts, and blatant omission of critical context caused direct harm to Datavault and its shareholders.

“The Company, our shareholders, and I have been harmed by Wolfpack’s malicious and self-serving attack. We will pursue all options at our disposal to hold Wolfpack and Dan David accountable in court,” said Nathaniel Bradley, CEO of Datavault AI. “While this attack has been an unfortunate distraction, we remain focused on generating revenue and driving value for our shareholders.”

A copy of the complaint is attached as Exhibit 99.1 to Datavault’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 10, 2025.

About Datavault

Datavault AITM (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The company is headquartered in Philadelphia, PA. Learn more about Datavault AI at www.dvlt.ai.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the Company’s complaint against Wolfpack Research and its founder Dan David, Datavault AI’s business strategies, long-term objectives, and commercialization plans, the current and prospective technologies, planned developments and potential approvals, as well as the potential for market acceptance and related market opportunities, and other statements that are not historical facts. These statements are based on management’s current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Datavault AI. These statements are subject to a number of risks and uncertainties regarding Datavault AI’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, risks related to Datavault AI’s complaint against Wolfpack Research and its founder Dan David; general economic, political, and business conditions; the ability of Datavault AI to develop and successfully market technologies; the ability of Datavault AI to grow and manage growth profitably and retain its key employees; the risk that the potential technologies that Datavault AI develops may not progress or receive required approvals within expected timelines or at all; risks relating to uncertainty regarding regulatory pathways; the risk that Datavault AI has overestimated the size of the target market, willingness to adopt new technologies, or partnerships; risks that prior results may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time in Datavault AI’s filings with the SEC. There may be additional risks that Datavault AI presently does not know or that Datavault AI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Datavault AI’s expectations, plans, or forecasts of future events and views as of the date of this communication. Datavault AI anticipates that subsequent events and developments will cause such assessments to change. However, while Datavault AI may elect to update these forward-looking statements at some point in the future, Datavault AI specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Datavault AI’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Media Contact:

ICR Inc.

Dan.McDermott@icrinc.com

Product Inquires:

Marketing@dvlt.ai